    As filed with the Securities and Exchange Commission on October 27, 1995

===============================================================================

                                                       Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                -----------------------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

               -----------------------------------------------

                              II-VI INCORPORATED
            (Exact name of registrant as specified in its charter)

               Pennsylvania                          25-1214948
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

         375 Saxonburg Boulevard
         Saxonburg, Pennsylvania                        16056
 (Address of principal executive offices)             (Zip Code)

               -----------------------------------------------

                               II-VI INCORPORATED
                           1994 NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN
                            (Full title of the plan)

               -----------------------------------------------

                          Carl J. Johnson, Chairman
                              II-VI Incorporated
                             Saxonburg Boulevard
                        Saxonburg, Pennsylvania 16056
                   (Name and address of agent for service)

                                (412) 352-4455
                   (Telephone number of agent for service)

                         Copies of communication to:

            Ronald Basso, Esquire                    Robert D. German, Esquire
Buchanan Ingersoll Professional Corporation       Sherrard, German & Kelly, P.C.
One Oxford Centre, 301 Grant Street, 20th Floor    35th Floor, One Oliver Plaza
            Pittsburgh, PA  15219                      Pittsburgh, PA  15222
              (412) 562-3943                               (412) 355-0200

               -----------------------------------------------

                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
  Title of Securities To Be    Amount To Be       Proposed         Proposed          Amount of
        Registered              Registered        Maximum          Maximum       Registration Fee
                                               Offering Price      Aggregate
                                                 Per Share       Offering Price
------------------------------------------------------------------------------------------------

Common Stock (no par value)        60,000*         $4.00 (1)         $240,000            $82.76
                             -------------------------------------------------------------------

                                   60,000*        $12.00 (2)         $720,000           $248.28
------------------------------------------------------------------------------------------------
        TOTAL                                                                           $331.04
------------------------------------------------------------------------------------------------

*    Adjusted to reflect two-for-one stock split effected on September 7, 1995.

(1) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the sale price for a share of the Common Stock of the Registrant on the NASDAQ/National Market System as reported in The Wall Street Journal, Midwest Edition, on October 25, 1995.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This Registration Statement relates to the 1994 Nonemployee Directors Stock Option Plan of II-VI Incorporated, a Pennsylvania corporation (the "Company"). Except as otherwise stated herein, the 1994 Nonemployee Directors Stock Option Plan is referred to as the "Plan".

Item 3.  Incorporation of Documents by Reference

   The Company hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Company also incorporates all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold from the date of filing of such documents:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

   (c) The description of the Common Stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act; including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). Sections 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnity any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

     Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnity him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

     Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

     The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative. whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

     Section 6.02 of the Company's By-Laws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

     Section 6.03 of the Company's By-Laws requires the Company to indemnify any director or officer who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, unless a court determines that such director or officer's conduct constituted willful misconduct or recklessness. The right to indemnification conferred by this provision includes payment of all reasonable expenses, including attorney's fees, and any liability and loss.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:


      Exhibit No.                                                              Reference
      -----------                                                            --------------

           5.1    Opinion of Buchanan Ingersoll Professional Corporation.     Filed herewith

          23.1    Consent of Alpern, Rosenthal & Company.                     Filed herewith

          23.2    Consent of Deloitte & Touche LLP.                           Filed herewith

          23.3    Consent of Buchanan Ingersoll Professional Corporation
                  (contained in their opinion filed as Exhibit 5.1 hereto).   Filed herewith

          24.1    Power of Attorney for directors and certain officers of
                  the Company (appearing on the Signature Page).              Filed herewith


Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on October 27, 1995.

                                II-VI INCORPORATED


                                By:      /s/ Carl J. Johnson
                                   ----------------------------------

                                         Carl J. Johnson, Chairman and
                                         Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Carl J. Johnson, Francis J. Kramer, and James Martinelli, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




 /s/ Carl J. Johnson
------------------------          Chairman, Chief              October 27, 1995
   Carl J. Johnson               Executive Officer
                                   and Director



/s/ Francis J. Kramer
------------------------          President, Chief             October 27, 1995
  Francis J. Kramer              Operating Officer
                                   and Director

/s/ James Martinelli
------------------------            Treasurer,                 October 27, 1995
  James Martinelli       Principal Accounting Officer, and
                             Principal Financial Officer


/s/ Richard W. Bohlen
------------------------             Director                  October 27, 1995
  Richard W. Bohlen


/s/ Thomas E. Mistler
------------------------             Director                  October 27, 1995
  Thomas E. Mistler


/s/ Duncan A.J. Morrison
------------------------             Director                  October 27, 1995
 Duncan A.J. Morrison


/s/ Peter W. Sognefest
------------------------             Director                  October 27, 1995
 Peter W. Sognefest

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                                                  Reference
-----------                                                  ---------


 5.1   Opinion of Buchanan Ingersoll Professional
       Corporation . . . . . . . . . . . . . . . . . . . . Filed herewith.

23.1   Consent of Alpern, Rosenthal & Company. . . . . . . Filed herewith.

23.2   Consent of Deloitte and Touche LLP. . . . . . . . . Filed herewith.

23.3   Consent of Buchanan Ingersoll Professional
       Corporation (contained in its opinion
       filed as Exhibit 5.1 hereto). . . . . . . . . . . . Filed herewith.

24.1   Power of Attorney for directors and certain
       officers of the Company (appearing on the
       Signature Page) . . . . . . . . . . . . . . . . . . Filed herewith.